Exhibit 3.19

Form 632	Certificate of Conversion of a Corporation Converting to a Limited Liability Company	This space reserved for office use.
(Revised 05/11)
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: See instructions

Converting Entity Information

The name of the converting corporation is:

Sirius Computer Solutions, Inc.

The jurisdiction of formation of the corporation is: Texas

The date of formation of the corporation is: December 31, 1998

The file number, if any, issued to the corporation by the secretary of state, is: 0151792000

Plan of Conversion—Alternative Statements

The corporation named above is converting to a limited liability company. The name of the limited liability company is:

Sirius Computer Solutions, LLC

The limited liability company will be formed under the laws of: Texas

☑ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☐ Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is:

Street or Mailing Address	City	State Country Zip Code

A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

Street or Mailing Address	City	State Country Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Form 632	4

Certificate of Formation for the Converted Entity

☑ The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐	Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation.

☑	In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 12/28/2021

/s/ Hemant Kapadia
Hemant Kapadia, Chief Financial Officer - Secretary and Treasurer Signature and title of authorized person on behalf of the converting entity

Form 632	5

EXECUTION VERSION

PLAN OF CONVERSION

OF

SIRIUS COMPUTER SOLUTIONS, INC., A TEXAS CORPORATION

INTO

SIRIUS COMPUTER SOLUTIONS, LLC, A TEXAS LIMITED LIABILITY COMPANY

This Plan of Conversion (the “Plan of Conversion”) is adopted as of December 28, 2021 to convert Sirius Computer Solutions, Inc., a Texas corporation (the “Converting Entity”), into a Texas limited liability company to be known as “Sirius Computer Solutions, LLC” (the “Converted Entity”).

1.	The name of the Converting Entity is Sirius Computer Solutions, Inc.

2.	The name of the Converted Entity is Sirius Computer Solutions, LLC.

3.	The Converting Entity is continuing its existence in the organizational form of the Converted Entity.

4.	The Converted Entity shall be a limited liability company formed in the state of Texas in accordance with the Texas Business Organizations Code.

5.	The outstanding shares in the Converting Entity shall be converted into an equal number of equity interests in the Converted Entity.

6.	Attached as Exhibit A is the Certificate of Formation of the Converted Entity.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Plan of Conversion as of the first date written above.

SIRIUS COMPUTER SOLUTIONS, INC.

By:	/s/ Hemant Kapadia
Name:	Hemant Kapadia
Title:	Chief Financial Officer - Secretary and Treasurer

[Signature Page to Plan of Conversion of Sirius Computer Solutions, Inc. into Sirius Computer Solutions, LLC]

Exhibit A

Certificate of Formation

Form 205	Certificate of Formation Limited Liability Company	This space reserved for office use.
(Revised 05/11)
Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Sirius Computer Solutions, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 - Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

211 East 7th Street, Suite 620	Austin	TX	78701-3218
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☑ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
Carlton	J	Mertens			II
First Name	M.I.	Last Name			Suffix
OR IF ORGANIZATION
Organization Name
ADDRESS 10100 Reunion Place, Suite 500		San Antonio	TX	USA	78216
Street or Mailing Address		City	State	Country	Zip Code

Form 205	4

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix

OR
IF ORGANIZATION
Organization Name

ADDRESS
Street or Mailing Address		City	State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix

OR
IF ORGANIZATION
Organization Name

ADDRESS
Street or Mailing Address		City	State	Country	Zip Code

Article 4 - Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Sirius Computer Solutions, LLC is formed as a Texas limited liability company under a plan of conversion.

Prior to the conversion, Sirius Computer Solutions, LLC was a corporation organized and existing under the laws of the State of Texas, under the name Sirius Computer Solutions, Inc., with its Certificate of Incorporation having initially been filed in the Office of the Secretary of State of the State of Texas on December 31, 1998, and with its address at 10100 Reunion Place, Suite 500, San Antonio, TX 78216.

Form 205	5

Organizer

The name and address of the organizer:

SCS Holdings I LLC
Name

10100 Reunion Place, Suite 500	San Antonio	TX	78216
Street or Mailing Address	City	State	Zip Code

Effectiveness Of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 12/28/2021

/s/ Hemant Kapadia
Signature of organizer

Hemant Kapadia, Authorized Person
Printed or typed name of organizer

Form 205	6